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                                 [LETTERHEAD]


                                                              NOVEMBER 14, 1996

                     PINNACLE FINANCIAL SERVICES, INC. AND
                  INDIANA FEDERAL CORPORATION ANNOUNCE MERGER

     ST. JOSEPH, MICHIGAN - In a move that will create the largest locally-managed financial institution on the southern tip of Lake Michigan, the Boards of Directors of Pinnacle Financial Services, Inc. of St. Joseph, Michigan and Indiana Federal Corporation of Valparaiso, Indiana have approved plans to merge the two institutions. The "merger-of-equals" will create a company which will provide a wide range of financial services and manage a network of banking centers which will extend from Southwestern Michigan to the Illinois state line. Each share of Indiana Federal Corporation common stock will be exchanged for one (1) share of Pinnacle common stock. The company will consolidate under the name of Pinnacle Financial Services, Inc. with the Holding Company offices located in Valparaiso, Indiana. The largest subsidiary of the corporation, the merged Pinnacle Bank and Indiana Federal Bank, will continue as Pinnacle Bank and will be headquartered in St. Joseph, Michigan.

     Pinnacle's 1995 acquisition of Maco Bancorp of Merrillville and its primary subsidiary, First Federal Savings Bank of Indiana, gave Pinnacle a presence in Northwest Indiana. According to Richard L. Schanze, Chairman of Pinnacle Financial Services, Inc., this merger provides very valuable contiguous market coverage.

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     "When we acquired Maco, there was a large gap between our Indiana and
Michigan operations," he said. "By merging with another company with similar background and similar business philosophy and services, we not only bridge that gap, but can also better serve our customers while increasing shareholder value."

     "This merger augments our strategic commitment to position ourselves as the premier, locally-managed bank in the area," said Donald A. Lesch, Chairman of the Board of Indiana Federal Corporation. "With it, we can combine the economies of scale of the large regional banks, but with true customer-focused, first person service and product development. Our goal has always been to provide a spectrum of financial services from the perspective of the communities in which we operate. This partnership allows us to provide unique benefits to all our customers."

     The new corporation will be governed by a Board of Directors consisting of ten members, five each from Pinnacle and Indiana Federal. Schanze will serve as Chairman/CEO and Lesch will be Vice Chairman/President/COO. Arnold
L. Weaver, President and COO of Pinnacle Bank will continue in that role following the merger. At September 30, 1996, Pinnacle reported assets totaling $1.018 billion while Indiana Federal reported assets totaling $809 million.

     "With this merger, we will create a financial institution with nearly $2 billion in assets," Schanze said. "We will be the largest locally-managed financial institution in the area."

     "This is truly a merger of equals, not only from the perspective of assets, but also from the synergies which will be achieved," Lesch explained. "Our respective strengths complement one another. What we have done is increase our ability to provide timely, exciting, innovative products and exemplary service, all within the framework of a financially sound, growing corporation."

     Pinnacle has 17 branches in Southwest Michigan, 14 branches in Lake and Porter Counties in Indiana, plus a total of 18 ATMs. Indiana Federal currently operates 16 full-service banking centers in Northwest Indiana, augmented by 27 Automated Teller Machines. "In the banking industry, size is becoming increasingly important to providing great products and service to our

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PINNACLE
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customers," Schanze said. "With more than 40 branches in the area, we will indeed be a major force. Equally important will be the tremendous innovation and creativity inherent in the combination of two high performance teams. This is a very exciting event for our respective institutions, our customers, our employees and our shareholders."

     Lesch also emphasized that the company will be proactive in expanding its market, either through new branches or acquisitions. "We will continue to aggressively expand our product base and market penetration in our respective Indiana and Michigan markets," he said.

     The process of completing the merger, which is subject to shareholder and regulatory approvals, will take four to six months, according to Schanze and Lesch.

     Pinnacle Financial Services, Inc.'s shares are traded on the NASDAQ National Market under the symbol "PNFI".

     Indiana Federal Corporation shares are traded on the NASDAQ National Market under the symbol "IFSL".

     There will be an investor and analyst informational conference call tomorrow, Friday, November 15, 1996, at 10:30 a.m. CST (11:30 a.m. EST). To listen in on the call, dial 1-800-982-5963. The access code is 117157. If you would like to be faxed or mailed a copy of the materials to be reviewed, call Brenda Sheetz at 1-800-720-3660.


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